UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2006

APPLE REIT SEVEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-125546	20-2879175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Seven, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 1.01 and Item 2.01 of Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

Miami Property

On April 27, 2006, we caused our indirect wholly-owned subsidiary, Apple Seven Hospitality Ownership, Inc., to enter into an Assignment of Contract (the “Assignment Contract”) with Apple Six Hospitality Ownership, Inc. (“Apple Six Hospitality”) which resulted in our purchasing subsidiary becoming the purchaser under a purchase contract for the potential acquisition of a hotel in Miami, Florida. Under the terms and conditions of the Assignment Contract, Apple Six Hospitality assigned to our purchasing subsidiary all of its rights and obligations under a purchase contract dated March 6, 2006 with Hospitality Ventures DMCY, LLC, as the seller. There can be no assurance at this time that our purchasing subsidiary will in fact purchase the hotel. No fee was paid to Apple Six Hospitality for the assignment of the purchase contract under the Assignment Contract except for the reimbursement payment of an initial deposit of $150,000 made by Apple Six Hospitality to the seller. The reimbursement payment of the initial deposit did not constitute or result in a profit for Apple Six Hospitality. Apple Six Hospitality has the same Chairman, Chief Executive Officer and President as us, Glade M. Knight.

The Miami hotel is expected to operate as a Courtyard by Marriott® hotel. Although the hotel is currently under construction, it is expected to contain 118 guest rooms. The purchase price for the hotel is $15,000,000. The seller does not have any material relationship with us or our subsidiaries, other than through the purchase contract. This initial $150,000 deposit is refundable to our purchasing subsidiary upon its election to terminate the purchase contract during the “review” period, which ends forty five (45) days after the seller provides our purchasing subsidiary with certain due diligence materials. In the event our purchasing subsidiary does not elect to terminate the purchase contract during the review period, our purchasing subsidiary is required to make an additional deposit of $150,000 within three (3) business days after the expiration of the review period.

During the review period, our purchasing subsidiary will have the opportunity to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to the hotel. Our purchasing subsidiary may terminate the purchase contract at any time during the review period for any reason. Our purchasing subsidiary may become aware of facts or conditions pertaining to the hotel as a result of its review that will cause it to terminate the agreement to purchase the hotel. If our purchasing subsidiary terminates the purchase contract before closing, and the termination is not based on the seller’s failure to satisfy a required condition, the escrow agent will release the deposits to the seller. If a closing occurs under the purchase contract, the deposits will be credited toward the purchase price.

The reimbursement of the initial deposit to Apple Six Hospitality was funded by proceeds from the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share). It is expected that the additional deposit and purchase price under the purchase contract also will be funded, if a closing occurs, by proceeds from the Company’s ongoing offering of Units.

Certain closing conditions must be met before or at the closing, and are not currently satisfied. They include but are not limited to the following: the seller having performed and complied in all material respects with the covenants under the purchase contract; all third party consents having been obtained; and the franchise agreement shall have been terminated by the seller and new management and franchise agreements shall have been executed by one of our leasing subsidiaries for the hotel. If any of the closing conditions under the purchase contract are not satisfied, our purchasing subsidiary may terminate the purchase contract and receive a refund of the deposits.

Accordingly, as of the date of this report and until the closing of the purchase of the hotel, there can be no assurance that our purchasing subsidiary will acquire the hotel.

Omaha Property

On April 27, 2006, we caused our indirect wholly-owned subsidiary, Apple Seven Hospitality Ownership, Inc., to enter into a purchase contract for the potential purchase of a hotel located in Omaha, Nebraska. The purchase contract between Briggs Renewal Limited Partnership, as the seller, is for a Courtyard by Marriott® containing 167 guest rooms. The purchase price for the hotel is $23,100,000. There can be no assurance at this time that our purchasing subsidiary will in fact purchase this hotel.

The seller does not have any material relationship with us or our subsidiaries, other than through the purchase contract. The initial deposit under the purchase contract was $250,000. This initial deposit is refundable to our purchasing subsidiary upon its election to terminate the purchase contract during the “review” period, which ends on May 27, 2006. If the purchase contract is not terminated during the review period, an additional deposit of $500,000 is due within three (3) business days after the expiration of the review period. If our purchasing subsidiary terminates the purchase contract after the due diligence period but before closing, and the termination is not based on the seller’s failure to satisfy a required condition, the escrow agent will release the deposits to the seller. If a closing occurs under the purchase contract, the deposits will be credited toward the purchase price.

The deposit under the purchase contract was funded by the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share). It is expected that the additional deposit and purchase price, less the loan balance to be assumed, under the purchase contract also would be funded, if a closing occurs, by the Company’s ongoing offering of Units.

The purchase contract also contemplates that our purchasing subsidiary would assume an existing loan on the hotel. The original principal balance for this loan was $13,250,000 and the current principal balance is approximately $12,787,548. The loan has an annual fixed interest rate of 6.8% and has a maturity date of January 1, 2014.

During the review period, our purchasing subsidiary will have the opportunity to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to the hotel. Our purchasing subsidiary may terminate the purchase contract at any time during the review period for any reason. Our purchasing subsidiary may become aware of facts or conditions pertaining to the hotel as a result of its review that will cause us to terminate the agreement to purchase the hotel. If our purchasing subsidiary terminates the purchase contract before closing, and the termination is not based on the seller’s failure to satisfy a required condition, the escrow agent will release the deposits to the seller. If a closing occurs under the purchase contract, the deposits will be credited toward the purchase price.

Certain closing conditions must be met before or at the closing, and are not currently satisfied. They include but are not limited to the following: the seller having performed and complied in all material respects with the covenants under the purchase contract and all third party consents having been obtained. If any of the closing conditions under the purchase contract are not satisfied, our purchasing subsidiary may terminate the purchase contract and receive a refund of the deposits.

Accordingly, as of the date of this report and until the closing of the purchase of the hotel, there can be no assurance that our purchasing subsidiary will acquire the hotel.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 27, 2006, we caused our indirect wholly-owned subsidiary, Apple Seven Hospitality Texas, L.P., to purchase a hotel located in Houston, Texas from Midway Eldridge Hotel Partners, L.P. The purchase contract was assigned to our purchasing subsidiary by Apple Six Hospitality, Inc. The hotel acquired by our purchasing subsidiary is a Residence Inn® containing 130 guest rooms and located in Houston, Texas. The purchase price for the hotel was $13,600,000. The seller has no material relationship with us or our subsidiaries, other than through the purchase contract. The Company reimbursed Apple Six Hospitality, Inc. for its costs under the purchase contract. The reimbursement payment did not constitute or result in a profit for Apple Six Hospitality, Inc.

The purchase price under the purchase contract was funded by our ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share).

All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

Item 9.01. Financial Statements and Exhibits.

a.	Financial statements of businesses acquired.

(Financial statements will be filed as necessary by amendment within the required time period.)

b.	Pro forma financial information.

(Pro forma financial information will be filed as necessary by amendment within the required time period.)

c.	Shell company transaction.

None

d.	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Seven, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

May 2, 2006